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                                                                Exhibit 4(a)(3)

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                              BIRD INCORPORATED

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                         LOAN AND SECURITY AGREEMENT

                           Dated: November 30, 1994

                                $39,000,000.00

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                        BARCLAYS BUSINESS CREDIT, INC.

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                              TABLE OF CONTENTS

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                         LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT is made this 30th day of
November, 1994, by and between BARCLAYS BUSINESS CREDIT, INC. ("Lender"), a Connecticut corporation with an office at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033; and Bird Incorporated, a Massachusetts corporation with its chief executive office and principal place of business at 980 Washington Street, Dedham, Massachusetts 02026 (the "Borrower"). Capitalized terms used in this Agreement have the meanings assigned to them in Appendix A, General Definitions. Accounting terms not otherwise specifically defined herein shall be construed in accordance with GAAP consistently applied.

SECTION 1. CREDIT FACILITY

        Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make a Total Credit Facility of up to $39,000,000 available upon Borrower's request therefor, as follows:

        1.1     Revolving Credit Loans.
                ----------------------

                1.1.1 LOANS AND RESERVES. Lender agrees, for so long as no Default or Event of Default exists, to make Revolving Credit Loans to Borrower from time to time, as requested by Borrower in the manner set forth in subsection 3.1.1 hereof, up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time MINUS the LC Amount and reserves, if any. Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender shall deem reasonably necessary or appropriate, against the amount of Revolving Credit Loans which Borrower may otherwise request under this subsection 1.1.1 or subsection 1.1.2, including, without limitation, with respect to (i) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (ii) shrinkage, spoilage and obsolescence of Inventory; (iii) slow moving Inventory;
(iv) other sums chargeable against Borrower's Loan Account as Revolving Credit Loans under any section of this Agreement; (v) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any Property of Borrower; and (vi) such other matters, events, conditions or contingencies as to which Lender, in its reasonable credit judgment, determines reserves should be established from time to time hereunder.

                1.1.2 SEASONAL OVERADVANCE. During the period from January 1 through and including April 30 of each calendar year, Lender may, in its discretion, make Revolving Credit Loans


                                     -1-


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to Borrower up to a maximum principal amount at any time outstanding equal to the Borrowing Base at such time PLUS $2,000,000 MINUS the LC Amount and reserves, if any (any such Revolving Credit Loans in excess of the Borrowing Base are referred to individually as a "Seasonal Overadvance" and collectively as "Seasonal Overadvances"). In no event shall the total of the Revolving Credit Loans, Seasonal Overadvances and the LC Amount outstanding at any time exceed $24,000,000. All Seasonal Overadvances shall be payable on the earlier of demand by Lender or April 30 of each year, shall be secured by the Collateral and shall bear interest as provided in this Agreement for Revolving Credit Loans generally.

                1.1.3 USE OF PROCEEDS. The Revolving Credit Loans shall be used solely for the satisfaction of existing Indebtedness of Borrower to The First National Bank of Boston, Philadelphia National Bank, incorporated as Corestates Bank, N.A. and The Bank of Tokyo Trust Company, Citicorp and for Borrower's general operating capital needs in a manner consistent with the provisions of this Agreement and all applicable laws.

        1.2     Term Loans.
                ----------

                1.2.1 TERM LOAN A. Lender agrees to make a term loan to Borrower on the Closing Date in the principal amount of $7,500,000.00, which shall be repayable in accordance with the terms of the Term Note A and shall be secured by all of the Collateral. The proceeds of the Term Loan A shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

                1.2.2 TERM LOAN B. Lender agrees to make a term loan to Borrower on the Closing Date in the principal amount of $7,500,000.00, which shall be repayable in accordance with the terms of the Term Note B and shall be secured by all of the Collateral. The proceeds of the Term Loan B shall be used solely for purposes for which the proceeds of the Revolving Credit Loans are authorized to be used.

        1.3 LETTERS OF CREDIT; LC GUARANTIES. Lender agrees, for so long as no Default or Event of Default exists and if requested by Borrower, to
(i) issue its, or cause to be issued its Affiliate's, Letters of Credit for the account of Borrower or (ii) execute LC Guaranties by which Lender or its Affiliate shall guaranty the payment or performance by Borrower of its reimbursement obligations with respect to Letters of Credit and letters of credit issued for Borrower's account by other Persons in support of Borrower's obligations (other than obligations for the repayment of Money Borrowed), PROVIDED that the LC Amount at any time shall not exceed $5,000,000.00. No Letter of Credit or LC Guaranty may have an expiration date that is after the last day of the Original Term or the then applicable Renewal Term. Any amounts paid by Lender under any LC Guaranty or in connection


                                     -2-


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with any Letter of Credit shall be treated as Revolving Credit Loans, shall be secured by all of the Collateral and shall bear interest and be payable at the same rate and in the same manner as Revolving Credit Loans.

SECTION 2. INTEREST, FEES AND CHARGES

        2.1     Interest.
                --------

                2.1.1 RATES OF INTEREST. Interest shall accrue on the Term Loans in accordance with the terms of the Term Notes. Interest shall accrue on the principal amount of the Revolving Credit Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Base Rate PLUS 1.0%. The rate of interest shall increase or decrease by an amount equal to any increase or decrease in the Base Rate, effective as of the opening of business on the day that any such change in the Base Rate occurs.

                2.1.2 DEFAULT RATE OF INTEREST. Upon and after the occurrence of an Event of Default, and notice thereof by Lender and during the continuation thereof, the principal amount of all Loans shall bear interest at a rate per annum equal to 2.0% above the interest rate otherwise applicable thereto (the "Default Rate").

                2.1.3 MAXIMUM INTEREST. In no event whatsoever shall the aggregate of all amounts deemed interest hereunder or under the Term Notes and charged collected pursuant to the terms of this Agreement or pursuant to the Term Notes exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. If any provisions of this Agreement, or the Term Notes are in contravention of any such law, such provisions shall be deemed amended to conform thereto.

                2.2 COMPUTATION OF INTEREST AND FEES. Interest, Letter of Credit and LC Guaranty fees and unused line fees and collection charges hereunder shall be calculated daily and shall be computed on the actual number of days elapsed over a year of 360 days. For the purpose of computing interest hereunder, all items of payment received by Lender shall be deemed applied by Lender on account of the Obligations (subject to final payment of such items) one (1) Business Day after receipt by Lender of such items in Lender's account located in Glastonbury, Connecticut.

                2.3 COMMITMENT FEE. Borrower shall pay to Lender a commitment fee of $150,000.00, which shall be fully earned and nonrefundable on the Closing Date and shall be paid concurrently with the initial Loan hereunder.


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                2.4     LETTER OF CREDIT AND LC GUARANTY FEES. Borrower
shall pay to Lender:

                        (i) for standby Letters of Credit and LC Guaranties
                of standby Letters of Credit, 1.75% per annum of the aggregate face amount of such Letters of Credit and LC Guaranties outstanding from time to time during the term of this Agreement, PLUS all normal and customary charges associated with the issuance thereof, which fees and charges shall be deemed fully earned upon issuance of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month and shall not be subject to rebate or proration upon the termination of this Agreement for any reason; and

                       (ii) for documentary Letters of Credit and LC
                Guaranties of documentary Letters of Credit, a fee equal to 1.75% per annum of the face amount of each such Letter of Credit or LC Guaranty, payable upon the issuance of such Letter of Credit or execution of such LC Guaranty and an additional fee equal to 1.75% per annum of the face amount of such Letter of Credit or LC Guaranty payable upon each renewal thereof and each extension thereof PLUS the normal and customary charges associated with the issuance and administration of each such Letter of Credit or LC Guaranty (which fees and charges shall be fully earned upon issuance, renewal or extension (as the case may be) of each such Letter of Credit or LC Guaranty, shall be due and payable on the first Business Day of each month, and shall not be subject to rebate or proration upon the termination of this Agreement for any reason).

                2.5 UNUSED LINE FEE. Borrower shall pay to Lender a fee equal to the greater of (i) $25,000 per year, or (ii) .25% per annum of the average monthly amount by which the Total Credit Facility exceeds the sum of the outstanding principal balance of the Revolving Credit Loans, Term Loans and LC Amount. The unused line fee shall be payable monthly in arrears on the first day of each calendar month hereafter. At year end, Lender shall determine the balance of the unused line fee then owing for such year and if any is owing, Borrower shall pay such amount to Lender on demand.

                2.6     [Intentionally Deleted].

                2.7 REIMBURSEMENT OF AUDIT AND APPRAISAL EXPENSES. Borrower shall reimburse Lender for its out of pocket audit and appraisal expenses incurred from time to time in connection with audits and appraisals of Borrower's books and records and such other matters as Lender shall deem appropriate. Audit expenses shall be payable on the first day of the month following the date of issuance by Lender of a request for payment thereof to Borrower.


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                2.8     REIMBURSEMENT OF EXPENSES. If, at any time or times
regardless of whether or not an Event of Default then exists, Lender or any Participating Lender incurs legal or accounting expenses or any other costs or out-of-pocket expenses in connection with (i) the negotiation and preparation of this Agreement or any of the other Loan Documents, any amendment of or modification of this Agreement or any of the other Loan Documents, or any sale or attempted sale of any interest herein to a Participating Lender; (ii) the administration of this Agreement or any of the other Loan Documents and the transactions contemplated hereby and thereby; (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement or any of the other Loan Documents or Borrower's affairs; (iv) any attempt to enforce any rights of Lender or any Participating Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents, including, without limitation, the Account Debtors; or (v) any attempt to inspect, verify, protect, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Collateral; then all such legal and accounting expenses, other costs and out of pocket expenses of Lender shall be charged to Borrower. All amounts chargeable to Borrower under this Section 2.8 shall be Obligations secured by all of the Collateral, shall be payable on demand to Lender or to such Participating Lender, as the case may be, and shall bear interest from the due date thereof until paid in full at the rate applicable to Revolving Credit Loans from time to time. Borrower shall also reimburse Lender for expenses incurred by Lender in its administration of the Collateral to the extent and in the manner provided in
Section 6 hereof. Lender acknowledges the receipt from Borrower of a $50,000 deposit prior to the Closing Date for application to Lender's costs and expenses incurred prior thereto, and that the balance, if any, of such deposit remaining after payment of such costs and expenses will be credited to the Borrower's Loan Account.

                2.9 BANK CHARGES. Borrower shall pay to Lender, on demand, any and all reasonable fees, costs or expenses which Lender or any Participating Lender pays to a bank or other similar institution (including, without limitation, any reasonable fees paid by Lender to any Participating Lender) arising out of or in connection with (i) the forwarding to Borrower or any other Person on behalf of Borrower, by Lender or any Participating Lender, of proceeds of loans made by Lender to Borrower pursuant to this Agreement and
(ii) the depositing for collection, by Lender or any Participating Lender, of any check or item of payment received or delivered to Lender or any Participating Lender on account of the Obligations.



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SECTION 3.   LOAN ADMINISTRATION.

        3.1 MANNER OF BORROWING REVOLVING CREDIT LOANS. Borrowings under the credit facility established pursuant to Section 1 hereof shall be as follows:

                3.1.1 LOAN REQUESTS. A request for a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give Lender notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date, no later than 11:00 a.m. Glastonbury, Connecticut time on the proposed borrowing date, PROVIDED, however, that no such request may be made at a time when there exists a Default or an Event of Default; and (ii) the becoming due of any amount required to be paid under this Agreement or the Term Notes, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation. As an accommodation to Borrower, Lender may permit telephonic requests for loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrower. Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower and Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

                3. 1.2 DISBURSEMENT. Borrower hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Credit Loan requested, or deemed to be requested, pursuant to this subsection 3.1.2 as follows: (i) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(i) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, in the case of the initial borrowing, in accordance with the terms of the written disbursement letter from Borrower, and in the case of each subsequent borrowing, by wire transfer to such bank account as may be agreed upon by Borrower and Lender from time to time or elsewhere if pursuant to a written direction from Borrower; and (ii) the proceeds of each Revolving Credit Loan requested under subsection 3.1.1(ii) shall be disbursed by Lender by way of direct payment of the relevant interest or other Obligation.

                3.1.3 AUTHORIZATION. Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, to advance to Borrower, and to charge to Borrower's Loan Account hereunder as a Revolving Credit Loan, a sum sufficient to pay all interest



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accrued on the Obligations during the immediately preceding month and to pay all costs, fees and expenses at any time owed by Borrower to Lender hereunder.

                3.2 PAYMENTS. Except where evidenced by notes or other instruments issued or made by Borrower to Lender specifically containing payment provisions which are in conflict with this Section 3.2 (in which event the conflicting provisions of said notes or other instruments shall govern and control), the Obligations shall be payable as follows:

                3.2.1 PRINCIPAL. Principal payable on account of Revolving Credit Loans shall be payable by Borrower to Lender immediately upon the earliest of (i) the receipt by Lender or Borrower of any proceeds of any of the Collateral other than Equipment or real Property, to the extent of said proceeds, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations, or
(iii) termination of this Agreement pursuant to Section 4 hereof; PROVIDED, HOWEVER, that if an Overadvance shall exist at any time, Borrower shall, on demand, repay the Overadvance.

                3.2.2 INTEREST. Interest accrued on the Revolving Credit Loans shall be due on the earliest of (i) the first calendar day of each month (for the immediately preceding month), computed through the last calendar day of the preceding month, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity and payment of the Obligations or (iii) termination of this Agreement pursuant to Section 4 hereof.

                3.2.3 COSTS, FEES AND CHARGES. Costs, fees and charges payable pursuant to this Agreement shall be payable by Borrower as and when provided in Section 2 hereof, to Lender or to any other Person designated by Lender in writing.

                3.2.4 OTHER OBLIGATIONS. The balance of the Obligations requiring the payment of money, if any, shall be payable by Borrower to Lender as and when provided in this Agreement, the Other Agreements or the Security Documents, or on demand, whichever is later.

        3.3     Mandatory Prepayments.
                ---------------------

                3.3.1 PROCEEDS OF SALE, LOSS, DESTRUCTION OR CONDEMNATION OF COLLATERAL. Except as provided in subsection 3.3.2 hereof and subsection
6.4.2 hereof, if Borrower sells any of the Equipment or real Property, or if any of the Collateral is lost or destroyed or taken by condemnation, Borrower shall pay to Lender, unless otherwise agreed by Lender, as and when received by Borrower and as a mandatory prepayment of the Term loans (as determined by Lender), a sum equal to the net proceeds, i.e.,

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a request by Borrower from Lender for a Revolving Credit Loan on the due date of, and in an aggregate amount required to pay, such principal, accrued interest, fees or other charges, and the proceeds of each such Revolving Credit Loan may be disbursed by Lender by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Advance.

                     (ii) Whenever Borrower desires to convert all or a
                portion of an outstanding Base Rate Advance or LIBOR Rate Advance into one or more Advances of another type, or to continue outstanding a LIBOR Rate Advance for a new Interest Period, Borrower shall have Lender written notice (or telephone notice promptly confirmed in writing) at least one (1) Business Day before the conversion into a Base Rate Advance and at least three (3) Business days before the conversion into or continuation of a LIBOR Rate Advance. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 a.m., Glastonbury, Connecticut time, on the date specified. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, whether the Advance is being converted into or continued as a LIBOR Rate Advance (and, if so, the duration of the Interest Period to be applicable thereto) or a Base Rate Advance. If, upon the expiration of any Interest Period in respect of any LIBOR Rate Advance, Borrower shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such LIBOR Rate Advance to a Base Rate Advance. So long as any Default or Event of Default shall have occurred and be continuing, no Advance may be converted into or continued as (upon expiration of the current Interest Period) a LIBOR Rate Advance. No conversion of any LIBOR Rate
                Advance shall be permitted except on the last day of the Interest Period in respect thereto.

                     (iii) The becoming due of any amount required to be paid
                under this Agreement or the Term Note, whether as interest or for any other Obligation, shall be deemed irrevocably to be a request for a Revolving Credit Loan on the due date in the amount required to pay such interest or other Obligation.

                     (iv) In no event shall the number of Advances outstanding under the Revolving Credit Loans or the Term Loan exceed four
                (4), but for purposes of determining the number of Advances outstanding, all Base Rate Advances outstanding at any time shall be considered as


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gross revenues less reasonable out of pocket expenses associated with sale or disposition (including insurance payments) received by Borrower from such sale, loss, destruction or condemnation.

                3.3.2 PROCEEDS OF BEGC SALE. If BET sells its interest in BEGC or BEGC sells the San Leon Facility, Borrower shall pay or cause to be paid to Lender as and when received and as a mandatory prepayment of Term Loan A, a sum equal to the lesser of (a) the proceeds received from such sale and (b) the outstanding principal balance and accrued and unpaid interest on Term Loan A.

                3.3.3 PROCEEDS OF VINYL PRODUCTS DIVISION SALE. If Borrower sells the Vinyl Products Division, the proceeds shall be applied as set forth in Section 3.8.

                3.4 APPLICATION OF PAYMENTS AND COLLECTIONS. All items of payment received by Lender by 12:00 noon, Glastonbury, Connecticut time, on any Business Day shall be deemed received on that Business Day. All items of payment received after 12:00 noon, Glastonbury, Connecticut time, on any Business Day shall be deemed received on the following Business Day. Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agent against the Obligations, in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records; provided, however, that prior to an Event of Default, Lender will use its reasonable efforts to apply items of payment received in respect of Accounts and Inventory to the Revolving Credit Loans and items of payment received in respect of the assets described in Section 3.3 hereof in accordance with the terms thereof; and provided, further, that upon and after the occurrence of an Event of Default, Lender may, in its sole discretion, apply such items against any of the Obligations. If as the result of collections of Accounts as authorized by subsection 6.2.6 hereof a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrower, but shall be available to Borrower at any time or times for so long as no Default or Event of Default exists. Such credit balance shall not be applied or be deemed to have been applied as a prepayment of the Term Loans, except that Lender may, at its option, offset such credit balance against any of the Obligations upon and after the occurrence of an Event of Default.

                3.5 ALL LOANS TO CONSTITUTE ONE OBLIGATION. The Loans shall constitute one general Obligation of Borrower, and shall be secured by Lender's Lien upon all of the Collateral.

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                3.6     LOAN ACCOUNT. Lender shall enter all Loans as debits
to the Loan Account and shall also record in the Loan Account all payments made by Borrower on any Obligations and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, other debits and credits, including interest and all charges and expenses properly chargeable to Borrower.

                3.7 STATEMENTS OF ACCOUNT. Lender will account to Borrower monthly with a statement of Loans, charges and payments made pursuant to this Agreement, and such account rendered by Lender shall be deemed final, binding and conclusive upon Borrower unless Lender is notified by Borrower in writing to the contrary within 30 days of the date each accounting is mailed to Borrower. Such notice shall only be deemed an objection to those items specifically objected to therein.

                3.8 AMENDMENT UPON CLOSING OF SALE OF VINYL PRODUCTS OPERATION. If Borrower closes the sale of its Vinyl Products Division with Jannock Limited pursuant to the agreement attached as Exhibit R hereto, the proceeds shall be applied first to the repayment of Term Loan A, second to the repayment of Term Loan B so that the outstanding principal amount equals $5,000,000, third to the outstanding Revolving Credit Loans and the balance will be retained by the Borrower. Upon the closing of the Vinyl Products Division sale and the application of the net proceeds as provided herein, the Lender and Borrower shall then enter into an Amendment to this Agreement in substantially the form set forth as Exhibit S hereto and the instruments and documents referred to therein and Borrower shall thereupon have the right to request Revolving Credit Loans in accordance with the terms of this Agreement, as amended by such Amendment.

SECTION 4. TERM AND TERMINATION

        4.1 TERM OF AGREEMENT. Subject to Lender's right to cease making Loans to Borrower upon or after the occurrence of any Default or Event of Default, this Agreement shall be in effect for a period of three (3) years from the date hereof, through and including November 30, 1997 (the "Original Term"), and this Agreement shall automatically renew itself for one-year periods thereafter (the "Renewal Terms"), unless terminated as provided in Section 4.2 hereof.

        4.2     Termination.
                -----------

        4.2.1 TERMINATION BY LENDER. Upon at least 90 days prior written notice to Borrower, Lender may terminate this Agreement as of the last day of the Original Term or the then current Renewal Term and Lender may terminate this Agreement without notice upon or after the occurrence of an Event of Default.

                4.2.2 TERMINATION BY BORROWER. Upon at least 90 days prior written notice to Lender, Borrower may, at its option, terminate this Agreement; PROVIDED, HOWEVER, no such termination shall be effective until Borrower has paid all of the Obligations (including charges due under Section 4.2.3) in immediately available funds and all Letters of Credit and LC Guaranties have expired or have been cash collateralized to Lender's satisfaction. Any notice of termination given by Borrower shall be irrevocable unless Lender otherwise agrees in writing, and Lender shall have no obligation to make any Loans or issue or procure any Letters of Credit or LC Guaranties on or after the termination date stated in such notice. Borrower may elect to terminate this Agreement in its entirety only. No section of this Agreement or type of Loan available hereunder may be terminated singly.

                4.2.3 TERMINATION CHARGES. At the effective date of termination of this Agreement for any reason, Borrower shall pay to Lender (in addition to the then outstanding principal, accrued interest and other charges owing under the terms of this Agreement and any of the other Loan Documents) as liquidated damages for the loss of the bargain and not as a penalty, an amount equal to 2.0% of the highest of the Average Loan Balances outstanding during the immediately prior twelve (12) month period if termination occurs during the first twelve-month period of the Original Term (November 30, 1994 through November 30, 1995); 1.0% of the highest of the Average Loan Balances outstanding during the immediately prior twelve (12) month period if termination occurs during the second twelve-month period of the Original Term December 1, 1995) through November 30, 1994); and if termination occurs thereafter, no termination charge shall be payable.

                4.2.4 EFFECT OF TERMINATION. All of the Obligations shall be immediately due and payable upon the termination date stated in any notice of termination of this Agreement. All undertakings, agreements, covenants, warranties and representations of Borrower contained in the Loan Documents shall survive any such termination and Lender shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents notwithstanding such termination until Borrower has paid the Obligations to Lender, in full, in immediately available funds, together with the applicable termination charge, if any. Notwithstanding the payment in full of the Obligations, Lender shall not be required to terminate its security interests in the Collateral unless, with respect to any loss or damage Lender may incur as a result of dishonored checks or other items of payment received by Lender from Borrower or any Account Debtor and applied to the Obligations, Lender shall, at its option, (i) have received a written agreement, executed by Borrower and by any Person whose loans or other advances to Borrower are used in whole or in part to satisfy the Obligations, indemnifying Lender from any such loss or damage; or (ii) have retained such monetary reserves or received a letter of credit in form and substance and from a bank satisfactory to Lender for such period of time as Lender, in its reasonable discretion, may deem necessary to protect Lender from any such loss or damage.

SECTION 5. SECURITY INTERESTS

        5.1 SECURITY INTEREST IN COLLATERAL. To secure the prompt payment and performance to Lender of the Obligations, Borrower hereby grants to Lender a continuing Lien upon all of Borrower's assets, including all of the following Property and interests in Property of Borrower, whether now owned or existing or hereafter created, acquired or arising and wheresoever located:

                     (i)  Accounts;

                    (ii)  Inventory;

                   (iii)  Equipment;

                    (iv)  General Intangibles;

                     (v) All monies and other Property of any kind now or at any time or times hereafter in the possession or under the control of Lender or a bailee or Affiliate of Lender;

                    (vi) All accessions to, substitutions for and all replacements, products and cash and non-cash proceeds of
                (i) through (v) above, including, without limitation, proceeds of and unearned premiums with respect to insurance policies insuring any of the Collateral; and

                   (vii) All books and records (including, without limitation, customer lists, credit files, computer programs, print-outs, and other computer materials and records) of Borrower pertaining to any of (i) through (vi) above.

                5.2 LIEN PERFECTION; FURTHER ASSURANCES. Borrower shall execute such UCC-1 financing statements as are required by the Code and such other instruments, assignments or documents as are necessary to perfect Lender's Lien upon any of the Collateral and shall take such other action as may be required to perfect or to continue the perfection of Lender's Lien upon the Collateral. Unless prohibited by applicable law, Borrower hereby authorizes Lender to execute and file any such financing statement on Borrower's behalf. The parties agree that a carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed in any appropriate office in lieu thereof. At Lender's request, Borrower shall also promptly execute or cause to be executed and shall deliver to Lender any and all documents, instruments and agreements deemed necessary by a Lender to give effect to or carry out the terms or intent of the Loan Documents.

                5.3 LIEN ON REALTY. The due and punctual payment and performance of the Obligations shall also be secured by the Lien created by the Mortgages upon all real Property of Borrower and its Subsidiaries described therein. The Mortgages shall be executed by Borrower in favor of Lender and shall be duly recorded, at Borrower's expense, in each office where such recording is required to constitute a fully perfected Lien on the real Property covered thereby. Borrower shall deliver to Lender, at Borrower's expense, mortgagee title insurance policies issued by a title insurance company satisfactory to Lender, which policies shall be in form and substance satisfactory to Lender and shall insure a valid first Lien in favor of Lender on the Property covered thereby, subject only to those exceptions acceptable to Lender and its counsel. Borrower shall deliver to Lender such other documents, including, without limitation, instrument surveys of real Property, as Lender and its counsel may reasonably request relating to the real Property subject to the Mortgage.

SECTION 6. COLLATERAL ADMINISTRATION

                6.1     General.
                        -------

                6.1.1 LOCATION OF COLLATERAL. All Collateral, other than Inventory in transit and motor vehicles, will at all times be kept by Borrower and its Subsidiaries at one or more of the business locations set forth in EXHIBIT B hereto and shall not, without the prior written approval of Lender, be moved therefrom except, prior to an Event of Default and Lender's acceleration of the maturity of the Obligations in consequence thereof, for (i) sales of Inventory in the ordinary course of business; and (ii) removals in connection with dispositions of Equipment that are authorized by subsection
6.4.2 hereof.

                6.1.2 INSURANCE OF COLLATERAL. Borrower shall maintain and pay for insurance upon all Collateral wherever located and with respect to Borrower's business, covering casualty, hazard, public liability and such other risks in such amounts and with such insurance companies as are reasonably satisfactory to Lender. Borrower shall deliver true and complete photocopies of such policies to Lender with satisfactory lender's loss payable endorsements, naming Lender as sole loss payee, assignee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever and a clause specifying that the interest of Lender shall not be impaired or invalidated by any act or neglect of Borrower or the owner of the Property or by the occupation of the premises for purposes more hazardous than are permitted by said a policy. If Borrower fails to provide and pay for such insurance, Lender may, at its option, but shall not be required to, procure the same and charge Borrower therefor. Borrower agrees to deliver to Lender, promptly as rendered, true copies of all reports made in any reporting forms to insurance companies.

        6.1.3 PROTECTION OF COLLATERAL. All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof shall be borne and paid by Borrower. If Borrower fails to promptly pay any portion thereof when due, Lender may, at its option, but shall not be required to, pay the same and charge Borrower therefor. Lender shall not be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in Lender's actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at Borrower's sole risk.

        6.2     Administration of Accounts.
                --------------------------
        6.2.1 RECORDS, SCHEDULES AND ASSIGNMENTS OF ACCOUNTS. Borrower shall keep accurate and complete records of its Accounts and all payments and collections thereon and shall submit to Lender on a weekly or more frequent basis, as Lender shall request, a sales and collections report for the preceding period, in form satisfactory to Lender. On or before the fifteenth day of each month from and after the date hereof, Borrower shall deliver to Lender, in form acceptable to Lender, a detailed aged trial balance of all Accounts existing as of the last day of the preceding month, specifying the names, addresses, face value, dates of invoices and due dates for each Account Debtor obligated on an Account so listed ("Schedule of Accounts"), and, upon Lender's request therefor, copies of proof of delivery and the original copy of all documents, including, without limitation, repayment histories and present status reports relating to the Accounts so scheduled and such other matters and information relating to the status of then existing Accounts as Lender shall reasonably request. In addition, if Accounts in an aggregate face amount in excess of $100,000 become ineligible because they fall within one of the specified categories of ineligibility set forth in the definition of Eligible Accounts or otherwise established by Lender, Borrower shall notify Lender of such occurrence on the first Business Day following such occurrence and the Borrowing Base shall thereupon be adjusted to reflect such occurrence. If requested by Lender, Borrower shall execute and deliver to Lender formal written assignments of all of its Accounts weekly or daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

        6.2.2 DISCOUNTS, ALLOWANCES, DISPUTES. If Borrower grants any discounts, allowances or credits that are not shown on the face of the invoice for the Account involved, Borrower shall report such discounts, allowances or credits, as the case may be, to Lender as part of the next required Schedule of Accounts. If any amounts due and owing in excess of $75,000 are in dispute between Borrower and any Account Debtor, Borrower shall provide Lender with written notice thereof at the time of submission of the next Schedule of Accounts, explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy. Upon and after the occurrence of an Event of Default, Lender shall have the right to settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as Lender may deem advisable, and to charge the deficiencies, costs and expenses thereof, including attorney's fees, to Borrower.

        6.2.3 TAXES. If an Account includes a charge for any tax payable to any governmental taxing authority, Lender is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of Borrower and to charge Borrower therefor, provided, however that Lender shall not be liable for any taxes to any governmental taxing authority that may be due by Borrower.

        6.2.4 ACCOUNT VERIFICATION. Whether or not a Default or an Event of Default has occurred, any of Lender's officers, employees or agents shall have the right, at any time or times hereafter, in the name of Lender, any designee of Lender or Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise. Borrower shall cooperate fully with Lender in an effort to facilitate and promptly conclude any such verification process.

        6.2.5 MAINTENANCE OF DOMINION ACCOUNT. Borrower shall maintain a Dominion Account pursuant to a lockbox arrangement acceptable to Lender with such banks as may be selected by Borrower and be acceptable to Lender. Borrower shall issue to any such banks an irrevocable letter of instruction directing such banks to deposit all payments or other remittances received in the lockbox to the Dominion Account for application on account of the Obligations. All funds deposited in the Dominion Account shall immediately become the property of Lender and Borrower shall obtain the agreement by such banks in favor of Lender to waive any offset rights against the funds so deposited. Lender assumes no responsibility for such lockbox arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder.

        6.2.6 COLLECTION OF ACCOUNTS, PROCEEDS OF COLLATERAL. To expedite collection, Borrower shall endeavor in the first instance to make collection of its Accounts for Lender. All remittances received by Borrower on account of Accounts, together with the proceeds of any other Collateral, shall be held as Lender's property by Borrower as trustee of an express trust for Lender's benefit and Borrower shall immediately deposit same in kind in the Dominion Account. Lender retains the right at all times after the occurrence of a Default or an Event of Default to notify Account Debtors that Accounts have been assigned to Lender and to collect Accounts directly in its own name and to charge the collection costs and expenses, including attorneys' fees to Borrower.

        6.3     Administration of Inventory.
                ---------------------------

        6.3.1 RECORDS AND REPORTS OF INVENTORY. Borrower shall keep accurate and complete records of its inventory. Borrower shall furnish to Lender Inventory reports in form and detail satisfactory to Lender at such times as Lender may request, but at least once each month, not later than the twentieth day of such month. Borrower shall conduct a physical inventory no less frequently than annually and shall provide to Lender a report based on each such physical inventory promptly thereafter, together with such supporting information as Lender shall request.

        6.3.2 RETURNS OF INVENTORY. If at any time or times hereafter any Account Debtor returns any Inventory to Borrower the shipment of which generated an Account on which such Account Debtor is obligated in excess of $100,000, Borrower shall immediately notify Lender of the same, specifying the reason for such return and the location, condition and intended disposition of the returned Inventory.

        6.4     Administration of Equipment.
                ---------------------------

        6.4.1 RECORDS AND SCHEDULES OF EQUIPMENT. Borrower shall keep accurate records itemizing and describing the kind, type, quality, quantity and value of its Equipment and all dispositions made in accordance with subsection 6.4.2 hereof, and shall furnish Lender with a current schedule containing the foregoing information on at least an annual basis and more often if reasonably requested by Lender. Immediately on request therefor by Lender, Borrower shall deliver to Lender any and all evidence of ownership, if any, of any of the Equipment.

        6.4.2 DISPOSITIONS OF EQUIPMENT. Borrower will not sell, lease or otherwise dispose of or transfer any of the Equipment or any part thereof without the prior written consent of Lender; PROVIDED, HOWEVER, that the foregoing restriction shall not apply, for so long as.no Default or Event of Default exists, to (i) dispositions of Equipment which, in the aggregate during any consecutive twelve-month period, has a fair market value or book value, whichever is less, of $100,000 or less, provided that all proceeds thereof are remitted to Lender for application to the Revolving Credit Loans,/or (ii) replacements of Equipment that is substantially worn, damaged or obsolete with Equipment of like kind, function and value, provided that the replacement Equipment shall be acquired prior to or concurrently with any disposition of the Equipment that is to be replaced, the replacement Equipment shall be free and clear of Liens other than Permitted Liens that are not Purchase Money Liens, and Borrower shall have given Lender at least 5 days prior written notice of such disposition.

        6.5     PAYMENT OF CHARGES. All amounts chargeable to Borrower under
Section 6 hereof shall be Obligations secured by all of the Collateral, shall be payable on demand and shall bear interest from the date such advance was made until paid in full at the rate applicable to Revolving Credit Loans from time to time.

SECTION 7. REPRESENTATIONS AND WARRANTIES

        7.1 GENERAL REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower warrants, represents and covenants to Lender that:

        7.1.1 ORGANIZATION AND QUALIFICATION. Each of Parent, Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of Parent, Borrower and its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in each state or jurisdiction listed on EXHIBIT C hereto and in all other states and jurisdictions in which the failure of Parent or Borrower or any of its Subsidiaries to be so qualified would have a material adverse effect on the financial condition, business or Properties of Borrower or Parent, Borrower and its Subsidiaries, taken as a whole.

        7.1.2 CORPORATE POWER AND AUTHORITY. Each of Parent, Borrower and its Subsidiaries is duly authorized and empowered to enter into, execute, deliver and perform each of the Loan Documents to which it is a party. The execution, delivery and performance of this Agreement and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of Parent or Borrower or any of its Subsidiaries; (ii) contravene Parent's or Borrower's or any of its Subsidiaries' charter, articles or certificate of incorporation or by-laws; (iii) violate, or cause Parent or Borrower or any of its Subsidiaries to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to Parent or Borrower or any of its Subsidiaries; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which Parent or Borrower or any of its Subsidiaries is a party or by which Parent or Borrower or its Subsidiaries' Properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the Properties now owned or hereafter acquired by Parent or Borrower or any of its Subsidiaries.

        7.1.3 LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and each of the other Loan Documents when delivered, under this Agreement will be, a legal, valid and binding obligation of each of Parent, Borrower and its Subsidiaries executing such document, enforceable against such party in accordance with its respective terms.

        7.1.4 CAPITAL STRUCTURE. Exhibit D hereto states (i) the correct name of each of the Subsidiaries of Borrower, its jurisdiction of incorporation and the percentage of its Voting Stock owned by Borrower, (ii) the name of each of Borrower's corporate or joint venture Affiliates and the nature of the affiliation, (iii) the number, nature and holder of all outstanding Securities of Borrower and each Subsidiary of Borrower and (iv) the number of authorized, issued and treasury shares of Borrower and each Subsidiary of Borrower. Borrower has good title to all of the shares it purports to own of the stock of each of its Subsidiaries, free and clear in each case of any Lien other than Permitted Liens. All such shares have been duly issued and are fully paid and non-assessable. There are no outstanding options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any Securities or obligations convertible into, or any powers of attorney relating to, shares of the capital stock of Borrower or any of its Subsidiaries. There are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital stock.

        7.1.5 CORPORATE NAMES. Neither Borrower, Parent nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on EXHIBIT E hereto. Except as set forth on EXHIBIT E, neither Borrower, Parent nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

        7.1.6 BUSINESS LOCATIONS; Agent for Process. Each of Parent's, Borrower's and its Subsidiaries' chief executive office and other places of business are as listed on EXHIBIT B hereto. During the preceding one-year period, neither Parent, Borrower nor any of its Subsidiaries has had an office, place of business or agent for service of process other than as listed on EXHIBIT B. Except as shown on EXHIBIT B, no inventory is stored with a bailee, warehouseman or similar party, nor is any Inventory consigned to any Person.

        7.1.7 TITLE TO PROPERTIES; PRIORITY OF LIENS. Each of Parent, Borrower and its Subsidiaries has good, indefeasible and marketable title to and fee simple ownership of, or valid and subsisting leasehold interests in, all of its real Property, and good title to all of the Collateral and all of its other Property, in each case, free and clear of all Liens except Permitted Liens. Borrower has paid or discharged all lawful claims which, if unpaid, might become a Lien against any of Borrower's Properties that is not a Permitted Lien The Liens granted to Lender under Section 5 hereof are first priority Liens, subject only to Permitted Liens.

        7.1.8 ACCOUNTS. Lender may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by Borrower with respect to any Account or Accounts. Unless otherwise indicated in writing to Lender, with respect to each Account:

        (i) It is genuine and in all respects what it purports to be, and it is not evidenced by an instrument or a judgment;

        (ii) It arises out of a completed, bona fide sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between Borrower and the Account Debtor;

        (iii) It is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to Lender;

        (iv) Such Account, and Lender's security interest therein, is not, and Borrower has no knowledge that such Account will (by voluntary act or omission of Borrower) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is reasonably deemed by Lender to be immaterial, and each such Account is absolutely owing to Borrower and is not contingent in any respect or for any reason;

        (v) Borrower has made no agreement with any Account Debtor thereunder for any extension, compromise, settlement or modification of any such Account or any deduction therefrom, except discounts or allowances which are granted by Borrower in the ordinary course of its business for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Schedules of Accounts submitted to Lender pursuant to subsection 6.2.1 hereof;

        (vi) There are no facts, events or occurrences which in any way impair the validity or enforceability of any Accounts or tend to reduce the amount payable thereunder from the face amount of the invoice and statements delivered to Lender with respect thereto;

        (vii) To the best of Borrower's knowledge, the Account Debtor thereunder (1) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (2) such Account Debtor is Solvent; and

        (viii) To the best of Borrower's knowledge, there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

        7.1.9 EQUIPMENT. The Equipment is in good operating condition and repair, and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved, reasonable wear and tear excepted. Borrower will not permit any of the Equipment to become affixed to any real Property leased to Borrower so that an interest arises therein under the real estate laws of the applicable jurisdiction unless the landlord of such real Property has executed a landlord waiver or leasehold mortgage in favor of and in form acceptable to Lender, and Borrower will not permit any of the Equipment to become an accession to any personal Property other than Equipment that is subject to first priority (except for Permitted Liens) Liens in favor of Lender.

        7.1.10 FINANCIAL STATEMENTS; FISCAL YEAR. The consolidated and consolidating balance sheets of Parent, Borrower and such other Persons described therein (including the accounts of all Subsidiaries of Borrower for the respective periods during which a Subsidiary relationship existed) as of September 30, 1994, and the related statements of income, changes in stockholder's equity, and changes in financial position for the periods ended on such dates, have been prepared in accordance with GAAP, and present fairly the financial positions of Parent, Borrower and such Persons at such dates and the results of

Borrower's operations for such periods. Since September 30, 1994, there has been no material adverse change in the condition, financial or otherwise, of Parent, Borrower and such other Persons as shown on the Consolidated balance sheet as of such date and no change in the aggregate value of Equipment and real Property owned by Borrower or such other Persons, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse. The fiscal year of Parent, Borrower and each of its Subsidiaries ends on December 31 of each year.

        7.1.11 FULL DISCLOSURE. The financial statements referred to in subsection 7.1.10 hereof do not, nor does this Agreement or any other written statement of Borrower, Parent or any Subsidiary to Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has failed to disclose to Lender in writing which materially affects adversely or, so far as Borrower can now foresee, will materially affect adversely the Properties, business, prospects, profits or condition (financial or otherwise) of Borrower or of Parent, Borrower and its Subsidiaries, taken as a whole, or the ability of Parent, Borrower or its Subsidiaries to perform this Agreement or the other Loan Documents.

        7.1.12 SOLVENT FINANCIAL CONDITION. Borrower is and Parent, Borrower and its Subsidiaries collectively on a Consolidated basis are now and, after giving effect to the Loans to be made and the Letters of Credit and LC Guaranties to be issued hereunder, at all times will be, Solvent.

        7.1.13 SURETY OBLIGATIONS. Neither Parent, Borrower nor any of its Subsidiaries is obligated as surety or indemnitor under any surety or similar bond or other contract issued or entered into or any agreement to assure payment, performance or completion of performance of any undertaking or obligation of any Person, except as set forth in Exhibit T.

        7.1.14 TAXES. Borrower's federal tax identification number is 04-1090960. The federal tax identification number of Parent and each of Borrower's Subsidiaries is shown on EXHIBIT F hereto. Parent, Borrower and each of its Subsidiaries has filed all federal, state and local tax returns and other reports it is required by law to file and has paid, or made provision for the payment of, all taxes, assessments, fees, levies and other governmental charges upon it, its income and Properties as and when such taxes, assessments, fees, levies and charges that are due and payable, unless and to the extent any thereof are being actively contested in good faith and by appropriate proceedings and Borrower maintains reasonable reserves on its books therefor. The provision for taxes on the books of Borrower and its Subsidiaries are adequate for all years not closed by applicable statutes, and for its current fiscal year.

        7.1.15 BROKERS. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement.

        7.1.16 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each of Parent, Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, tradenames, copyrights, licenses and other similar rights are listed on Exhibit G hereto.

        7.1.17 GOVERNMENTAL CONSENTS. Each of Parent, Borrower and its Subsidiaries has, and is in good standing with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its Properties as now owned or leased by it.

        7.1.18 COMPLIANCE WITH LAWS. Each of Parent, Borrower and its Subsidiaries has duly complied with, and its Properties, business operations and leaseholds are in compliance in all material respects with, the provisions of all federal, state and local laws, rules and regulations applicable to Parent, Borrower or such Subsidiary, as applicable, its Properties or the conduct of its business including, without limitation, all applicable Environmental Laws, and there have been no citations, notices or orders of noncompliance issued to Parent, Borrower or any of its Subsidiaries under any such law, rule or regulation, except as set forth in Exhibit U. Each of Parent, Borrower and its Subsidiaries has established and maintains an adequate monitoring system to insure that it remains in compliance with all federal, state and local laws, rules and regulations applicable to it including, without limitation, all applicable Environmental Laws. No Inventory has been produced in violation of the Fair Labor Standards Act (29 U.S.C. section 201 ET SEQ.), as amended.

        7.1.19 RESTRICTIONS. Neither Parent, Borrower nor any of its Subsidiaries is a party or subject to any contract, agreement, or charter or other corporate restriction, which materially and adversely affects its business or the use or ownership of any of its Properties. Neither Parent, Borrower nor any of its Subsidiaries is a party or subject to any contract or agreement which restricts its right or ability to incur Indebtedness, other than as set forth on EXHIBIT H hereto, none of which prohibit the execution of or compliance with this Agreement or the other Loan Documents by Parent, Borrower or any of its Subsidiaries, as applicable.

        7.1.20 LITIGATION. Except as set forth on EXHIBIT I hereto, there are no actions, suits, proceedings or investigations pending, or to the knowledge of Borrower, threatened, against or affecting Parent, Borrower or any of its Subsidiaries, or the business, operations, Properties, prospects, profits or condition of Parent, Borrower or any of its Subsidiaries. Neither Parent, Borrower nor any of its Subsidiaries is in default with respect to any order, writ, injunction, judgment, decree or rule of any court, governmental authority or arbitration board or tribunal.

        7.1.21 NO DEFAULTS. No event has occurred and no condition exists which would, upon or after the execution and delivery of this Agreement or Borrower's performance hereunder, constitute a Default or an Event of Default. Neither Parent, Borrower nor any of its Subsidiaries is in default, and no event has occurred and no condition exists which constitutes, or which with the passage of time or the giving of notice or both would constitute, a default in the payment of any Indebtedness to any Person for Money Borrowed.

        7.1.22 LEASES. EXHIBIT J hereto is a complete listing of all capitalized leases of Parent, Borrower and its Subsidiaries and EXHIBIT K hereto is a complete listing of all operating leases of Parent, Borrower and its Subsidiaries. Each of Borrower and its Subsidiaries is in full compliance with all of the terms of each of its respective capitalized and operating leases.

        7.1.23 PENSION PLANS. Except as disclosed on EXHIBIT L hereto, neither Parent, Borrower nor any of its Subsidiaries has any Plan. Parent, Borrower and each of its Subsidiaries is in full compliance with the requirements of ERISA and the regulations promulgated thereunder with respect to each Plan. No fact or situation that could result in a material adverse change in the financial condition of Parent, Borrower and its Subsidiaries taken as a whole exists in connection with any Plan. Neither Parent, Borrower nor any of its Subsidiaries has any withdrawal liability in connection with a Multiemployer Plan.

        7.1.24 TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship between (a) Borrower or (b) Parent, Borrower and its Subsidiaries, taken as a whole, and any customer or any group of customers whose purchases individually or in the aggregate are material to the business of Parent, Borrower or any of its Subsidiaries, or with any material supplier, and there exists no present condition or state of facts or circumstances which would materially and adversely affect Borrower or Borrower and its Subsidiaries, taken as whole, or prevent Borrower or Borrower and its Subsidiaries, taken as whole, from conducting such business after the consummation of the transaction contemplated by this Agreement in substantially the same manner in which it has heretofore been conducted.

        7.1.25 LABOR RELATIONS. Except as described on EXHIBIT M hereto, neither Parent, Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement. There are no material grievances, disputes or controversies with any union or any other organization of Parent's or Borrower's or any of its Subsidiaries' employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

   7.2 CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the other Loan Documents shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Parent's or Borrower's or its Subsidiaries' business or operations that would render the information in any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement.

   7.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Parent, Borrower and its Subsidiaries contained in this Agreement or any of the other Loan Documents shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 8. COVENANTS AND CONTINUING AGREEMENTS

   8.1 AFFIRMATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

        8.1.1 VISITS AND INSPECTIONS. Permit representatives of Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, to visit and inspect the Properties of Parent, Borrower and each of its Subsidiaries, inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Parent's, Borrower's and each of its Subsidiaries' business, assets, liabilities, financial condition, business prospects and results of operations.

        8.1.2 NOTICES. Promptly notify Lender in writing of the occurrence of any event or the existence of any fact which renders any representation or warranty in this Agreement or any of the other Loan Documents inaccurate, incomplete or misleading.

        8.1.3 FINANCIAL STATEMENTS. Keep, and cause each Subsidiary to keep, adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions; and cause to be prepared and furnished to Lender the following (all to be prepared in accordance with GAAP applied on a consistent basis, unless Borrower's certified public accountants concur in any change therein and such change is disclosed to Lender and is consistent with GAAP):


                (i) not later than 90 days after the close of each fiscal year of Borrower, unqualified audited financial statements of Borrower and its Subsidiaries as of the end of such year, on a Consolidated and consolidating basis, certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender (except for a qualification for a change in accounting principles with which the accountant concurs);

                (ii) not later than 30 days after the end of each month hereafter, including the last month of Borrower's fiscal year, unaudited interim financial statements of Borrower and its Subsidiaries as of the end of such month and of the portion of Parent's and Borrower's financial year then elapsed, on a Consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting the Consolidated financial position and results of operations of Borrower and its Subsidiaries for such month and period subject only to changes from audit and year-end adjustments and except that such statements need not contain notes;

                (iii) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Parent has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Parent files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or any national securities exchange;

                (iv) promptly after the filing thereof, copies of any annual report to be filed with ERISA in connection with each Plan; and

                (v) such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Parent's or Borrower's and each of its Subsidiaries' financial condition or results of operations.

   Concurrently with the delivery of the financial statements described in clause (i) of this subsection 8.1.3, Borrower shall forward to Lender a copy of the accountants' letter to Parent's and Borrower's management that is prepared in connection with such financial statements. Concurrently with the delivery of the financial statements described in clauses (i) and (ii) of this subsection 8.1.3, or more frequently if requested by Lender, Borrower shall cause to be prepared and furnished to Lender a Compliance Certificate in the form of EXHIBIT N hereto executed by the Chief Financial Officer of Borrower.

        8.1.4 LANDLORD AND STORAGE AGREEMENTS. Provide Lender with copies of all agreements between Borrower or any of its Subsidiaries and any landlord or warehouseman which owns any premises at which any Inventory may, from time to time, be kept.

        8.1.5 GUARANTOR FINANCIAL STATEMENTS. Deliver or cause to be delivered to Lender financial statements for each Guarantor in form and substance satisfactory to Lender at such intervals and covering such time periods as Lender may request.

        8.1.6 PROJECTIONS. No later than 30 days prior to the end of each fiscal year of Borrower, deliver to Lender Projections of Borrower for the forthcoming 3 years, year by year, and for the forthcoming fiscal year, month by month.

   8.2 NEGATIVE COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless Lender has first consented thereto in writing, it will not:

        8.2.1 MERGERS; CONSOLIDATIONS; ACQUISITIONS. Merge or consolidate, or permit any Subsidiary of Borrower to merge or consolidate, with any Person; nor acquire, nor permit any of its Subsidiaries to acquire, all or any substantial part of the Properties of any Person.

        8.2.2 LOANS. Make, or permit any Subsidiary of Borrower to make, any loans or other advances of money (other than for salary, travel advances, advances against commissions and other similar advances in the ordinary course of business) to any Person except as set forth on EXHIBIT O hereto.

        8.2.3 TOTAL INDEBTEDNESS. Create, incur, assume, or suffer to exist, or permit any Subsidiary of Borrower to create, incur or suffer to exist, any Indebtedness, except:

                (i)     Obligations owing to Lender;

                (ii) Subordinated Debt existing on the date of this Agreement;

                (iii)   Indebtedness of any Subsidiary of Borrower to Borrower;

                (iv) accounts payable to trade creditors and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 60 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Parent, Borrower or such Subsidiary shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Parent, Borrower or such Subsidiary and its independent accountants;

                (v)   Obligations to pay Rentals permitted by subsection
        8.2.13;

                (vi) Permitted Purchase Money Indebtedness (including Capitalized Lease Obligations);

                (vii) Indebtedness existing as of the Closing Date set forth on Exhibit V_ PROVIDED, THAT, Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be; and

                (viii) Such additional Indebtedness as Lender may hereafter approve in writing.

        8.2.4 AFFILIATE TRANSACTIONS. Enter into, or be a party to, or permit any Subsidiary of Borrower to enter into or be a party to, any transaction with any Affiliate of Parent or Borrower or stockholder, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or such Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower than would obtain in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Parent, Borrower or such Subsidiary.

        8.2.5 LIMITATION ON LIENS. Create or suffer to exist, or permit any Subsidiary of Borrower to create or suffer to exist, any Lien upon any of its Property, income or profits, whether now owned or hereafter acquired, except:

                (i) Liens at any time granted in favor of Lender;

                (ii) Liens for taxes (excluding any Lien imposed pursuant to any of the provisions of ERISA) not yet due, or being contested in the manner described in subsection 7.1.14 hereto, but only if in Lender's judgment such Lien does not adversely affect Lender's rights or the priority of Lender's Lien in the Collateral;

                (iii) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not, in the aggregate, materially detract from the value of the Property of Borrower or materially impair the use thereof in the operation of Borrower's business;

                (iv) Purchase Money Liens securing Permitted Purchase Money Indebtedness;

                (v) Liens securing Indebtedness of one of Borrower's Subsidiaries to Borrower or another such Subsidiary;

                (vi) such other Liens as appear on EXHIBIT P hereto; and

                (vii) such other Liens as Lender may hereafter approve in writing.

        8.2.6 Subordinated Debt. Make, or permit any Subsidiary of Borrower to make, any payment of any part or all of any Subordinated Debt or take any other action or omit to take any other action in respect of any Subordinated Debt, except in accordance with the Subordination Agreement relative thereto.

        8.2.7 DISTRIBUTIONS. Declare or make, or permit any Subsidiary of Borrower to declare or make, any Distributions except as set forth on EXHIBIT Q hereto.

        8.2.8 CAPITAL EXPENDITURES. Make Capital Expenditures (including, without limitation, by way of capitalized leases) which, in the aggregate, as to Parent, Borrower and its Subsidiaries, exceed the amounts set forth below for the period corresponding thereto:


    PERIOD                                              AMOUNT
    January 1, 1995 through December 31, 1995           $5,000,000
    January 1, 1996 through December 31, 1996           $4,650,000
    January 1, 1997 through December 31, 1997           $4,900,000


                8.2.9 DISPOSITION OF ASSETS. Except as set forth on Exhibit X_, sell, lease or otherwise dispose of any of, or permit any Subsidiary of Borrower to sell, lease or otherwise dispose any of, its Properties, including any disposition of Property as part of a sale and leaseback transaction, to or in favor of any Person, except (i) sales of Inventory in the ordinary course of business for so long as no Event of Default exists hereunder, (ii) a transfer of Property to Borrower by Parent or a Subsidiary of Borrower or (iii) dispositions expressly authorized by this Agreement.

                8.2.10 STOCK OF SUBSIDIARIES. Permit any of its Subsidiaries to issue any additional shares of its capital stock except director's qualifying shares.

                8.2.11 BILL-AND-HOLD SALES, ETC. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis, except for consignment sales made in the ordinary course of the Borrower's business, and in a manner consistent with the Borrower's past practices, set forth on Exhibit
W. Borrower shall notify Lender of any new consignment accounts by immediately submitting to Lender a revised Exhibit W when any new consignment account is opened.

                8.2.12 RESTRICTED INVESTMENT. Make or have, or permit any Subsidiary of Borrower to make or have, any Restricted Investment.

                8.2.13 LEASES. Become, or permit any of its Subsidiaries to become, a lessee under any operating lease (other than a lease under which Borrower or any of its Subsidiaries is lessor) of Property if the aggregate Rentals payable during any current or future period of 12 consecutive months under the lease in question and all other leases under which Borrower or any of its Subsidiaries is then lessee would exceed $750,000. The term "Rentals" means, as of the date of determination, all payments which the lessee is required to make by the terms of any lease.

                8.2.14 TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than Parent and a Subsidiary of Borrower.

                8.2.15 GUARANTIES. Guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person except by endorsement of instruments or items of payment for deposit or collection.

        8.3 SPECIFIC FINANCIAL COVENANTS. During the term of this Agreement, and thereafter for so long as there are any Obligations to Lender, Borrower covenants that, unless otherwise consented to by Lender in writing, it shall:

        8.3.1   MINIMUM WORKING CAPITAL. Maintain at all time Consolidated
Working Capital of not less than the amount shown for the period corresponding thereto:

        Period                                          Amount
        ------                                          ------
        Closing Date                                      $250,000
        December 1, 1994 through December 31, 1994       ($500,000)
        January 1 through March 31 of each year        ($3,000,000)
        Apri1 through June 30 of each year                      $0
        July 1 through September 30 of each year        $2,000,000
        October 1 through December 31 of each year      $1,000,000

        8.3.2   MINIMUM ADJUSTED TANGIBLE NET WORTH. Maintain at all times a
Consolidated Adjusted Tangible Net worth of not less than the amount shown below for the period corresponding thereto:


        Period                                          Amount
        ------                                          ------
        Closing Date through June 29, 1995             $15,000,000
        June 30, 1995 through September 29, 1995       $16,500,000
        September 30, 1995 through June 29, 1996       $17,500,000
        June 30, 1996 through September 29, 1996       $19,000,000
        September 30, 1996 through June 29, 1997       $20,000,000
        June 30, 1997 through September 29, 1997       $21,500,000
        September 30, 1997 through June 29, 1998       $22,500 000

        8.3.3 CASH FLOW. Achieve Cash Flow for each fiscal quarter of not less than the amount show below for the period corresponding thereto:

        Period                                          Amount
        ------                                          ------
        January 1, 1995 through March 31, 1995         ($2,500,000)
        January 1, 1995 through June 30, 1995            ($500,000)
        January 1, 1995 through September 30, 1995      $1,000,000
        January 1, 1995 through December 31, 1995         $750,000
        Each fiscal quarter end thereafter,
        retrospectively, for the preceding four
        fiscal quarters                                   $750,000


SECTION 9. CONDITIONS PRECEDENT

    Notwithstanding any other provision of this Agreement or any of the other Loan Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, Lender shall not be required to make any Loan under this Agreement unless and until each of the following conditions has been and continues to be satisfied:

    9.1 DOCUMENTATION. Lender shall have received, in form and substance satisfactory to Lender and its counsel, a duly executed copy of this Agreement and the other Loan Documents, together with such additional documents, instruments and certificates as Lender and its counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lender and its counsel.

   9.2      NO DEFAULT. No Default or Event of Default shall exist.

   9.3 OTHER LOAN DOCUMENTS. Each of the conditions precedent set forth in the other Loan Documents shall have been satisfied.

   9.4 AVAILABILITY. Lender shall have determined that immediately after Lender has made the initial Loans and issued the initial Letters of Credit and LC Guaranties contemplated hereby, and paid all closing costs incurred in connection with the transactions contemplated hereby, Availability shall not be less than $2,000,000.

   9.5 NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby.

     SECTION 10. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

   10.1 EVENTS OF DEFAULT. The occurrence of one or more of the following events shall constitute an "Event of Default":

        10.1.1 PAYMENT OF NOTES. Borrower shall fail to pay any installment of principal, interest or premium, if any, owing on the Term Notes.

        10.1.2 PAYMENT OF OTHER OBLIGATIONS. Borrower shall fail to pay any of the Obligations that are not evidenced by the Term Notes on the due date thereof (whether due at stated maturity, on demand, upon acceleration or otherwise).

        10.1.3 MISREPRESENTATIONS. Any representation, warranty or other statement made or furnished to Lender by or on behalf of Borrower, any Subsidiary of Borrower or Guarantor in this Agreement, any of the other Loan Documents or any instrument, certificate or financial statement furnished in compliance with or in reference thereto proves to have been false or misleading in any material respect when made or furnished or when reaffirmed pursuant to
Section 7.2 hereof.

                10.1.4 BREACH OF SPECIFIC COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in Sections 5.2, 5.3, 6.1, 6.2, 6.3, 6.4, 8.1.1, 8.1.3, 8.2 or 8.3 hereof on the date that
Borrower is required to perform, keep or observe such covenant.

                10.1.5 BREACH OF OTHER COVENANTS. Borrower shall fail or neglect to perform, keep or observe any covenant contained in this Agreement (other than a covenant which is dealt with specifically elsewhere in Section
10.1 hereof) and the breach of such other covenant is not cured to Lender's satisfaction within 20 days after the sooner to occur of Borrower's receipt of notice of such breach from Lender or the date on which such failure or neglect first becomes known to any officer of Borrower.

                10.1.6 DEFAULT UNDER SECURITY DOCUMENTS/OTHER AGREEMENTS. Any event of default shall occur under, or Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in, any of the Security Documents; or the Other Agreements; and such default shall continue beyond any applicable grace period.

                10.1.7 OTHER DEFAULTS. There shall occur any default or event of default on the part of Borrower under any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound, creating or relating to any Indebtedness (other than the Obligations) if the payment or maturity of such Indebtedness is accelerated in consequence of such event of default or demand for payment of such Indebtedness is made.

                10.1.8 UNINSURED LOSSES. Any material loss, theft, damage or destruction of any of the Collateral not fully covered (subject to such deductibles as Lender shall have permitted) by insurance.

                10.1.9 ADVERSE CHANGES. There shall occur any material adverse change in the financial condition or business prospects of Borrower or Parent, Borrower and its Subsidiaries, taken as a whole.

                10.1.10 INSOLVENCY AND RELATED PROCEEDINGS. (I) Borrower or Borrower and the Guarantors taken as a whole shall cease to be Solvent or (ii) Borrower or any Guarantor shall suffer the appointment of a receiver, trustee, custodian or similar fiduciary, or shall make an assignment for the benefit of creditors, or any petition for an order for relief shall be filed by or against Borrower or any Guarantor under the Bankruptcy Code (if against Borrower or any Guarantor, the continuation of such proceeding for more than 30 days), or Borrower or any Guarantor shall make any offer of settlement, extension or composition to their respective unsecured creditors generally.

                10.1.11 BUSINESS DISRUPTION; CONDEMNATION. There shall occur a cessation of a substantial part of the business of Borrower or Parent, Borrower and its Subsidiaries, taken as a whole, for a period which significantly affects Borrower's or Parent, Borrower and its Subsidiaries' capacity to continue its or their business on a profitable basis; or Borrower or Parent, Borrower and its Subsidiaries shall suffer the loss or revocation of any license or permit now held or hereafter acquired by such entities which is necessary to the continued or lawful operation of its or their business; or Borrower or Parent, Borrower and its Subsidiaries, taken as a whole, shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or any material lease or agreement pursuant to which Borrower or Parent, Borrower and its Subsidiaries, taken as a whole, leases, uses or occupies any Property shall be canceled or terminated prior to the expiration of its stated term; or any part of the Collateral shall be taken through condemnation or the value of such Property shall be impaired through condemnation.

                10.1.12 CHANGE OF OWNERSHIP. Parent shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of Borrower.

                10.1.13 ERISA. A Reportable Event shall occur which Lender, in its sole discretion, shall determine in good faith constitutes grounds for the termination by the Pension Benefit Guaranty Corporation of any Plan or for the appointment by the appropriate United States district court of a trustee for any Plan, or if any Plan shall be terminated or any such trustee shall be requested or appointed, or if Borrower, any Subsidiary of Borrower or any Guarantor is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's, such Subsidiary's or such Guarantor's complete or partial withdrawal from such Plan.

                10.1.14 CHALLENGE TO AGREEMENT. Borrower, any Subsidiary of Borrower or any Guarantor, or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement, or any of the other Loan Documents, the legality or enforceability of any of the Obligations or the perfection or priority of any Lien granted to Lender.

                10.1.15 REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof.

                10.1.16 CRIMINAL FORFEITURE. Borrower, any Subsidiary of Borrower or any Guarantor shall be criminally indicted or convicted under any law that could lead to a forfeiture of any Property of Borrower, any Subsidiary of Borrower or any Guarantor.

                10.1.17 JUDGMENTS. Any money judgment, writ of attachment or similar process is filed against Borrower, any Subsidiary of Borrower or any Guarantor, or any of their respective Property, and is not paid or bonded, in full, or dismissed within 10 days of such filing.

        10.2 ACCELERATION OF THE OBLIGATIONS. Without in any way limiting the right of Lender to demand payment of any portion of the Obligations payable on demand in accordance with Section 3.2 hereof, upon or at any time after the occurrence of an Event of Default, all or any portion of the Obligations shall, at the option of Lender and without presentment, demand protest or further notice by Lender, become at once due and payable and Borrower shall forthwith pay to Lender, the full amount of such Obligations, PROVIDED, that upon the occurrence of an Event of Default specified in subsection 10.1.10 hereof, all of the Obligations shall become automatically due and payable without declaration, notice or demand by Lender.

        10.3 OTHER REMEDIES. Upon and after the occurrence of an Event of Default, Lender shall have and may exercise from time to time the following rights and remedies:

                10.3.1 All of the rights and remedies of a secured party under the Code or under other applicable law, and all other legal and equitable rights to which Lender may be entitled, all of which rights and remedies shall be cumulative and shall be in addition to any other rights or remedies contained in this Agreement or any of the other Loan Documents, and none of which shall be exclusive.

                10.3.2 The right to take immediate possession of the Collateral, and to (i) require Borrower to assemble the Collateral, at Borrower's expense, and make it available to Lender at a place designated by Lender which is reasonably convenient to both parties, and (ii) enter any premises where any of the Collateral shall be located and to keep and store the Collateral on said premises until sold (and if said premises be the Property of Borrower, Borrower agrees not to charge Lender for storage thereof).

                10.3.3 The right to sell or otherwise dispose of all or any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable. Borrower agrees that 10 days written notice to Borrower of any public or private sale or other disposition of Collateral shall be reasonable notice thereof, and such sale shall be at such locations as Lender may designate in said notice. Lender shall have the right to conduct such sales on Borrower's premises without charge therefor and such sales may be adjourned from time to time in accordance with applicable law. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Obligations. The proceeds realized from the sale of any Collateral may be applied, after allowing 2 Business Days for collection, first to the costs, expenses and attorneys' fees incurred by Lender in collecting the Obligations, in enforcing the rights of Lender under the Loan Documents and in collecting, retaking, completing, protecting, removing, storing, advertising for sale, selling and delivering any Collateral, second to the interest due upon any of the Obligations; and third, to the principal of the Obligations. If any deficiency shall arise, Borrower and each Guarantor shall remain jointly and severally liable to Lender therefor.

                10.3.4 Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, tradenemes, trademarks and advertising matter, or any Property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit.

                10.3.5 Lender may, at its option, require Borrower to deposit with Lender funds equal to the LC Amount and, if Borrower fails to promptly make such deposit, Lender may advance such amount as a Revolving Credit Loan (whether or not an Overadvance is created thereby). Any such deposit or advance shall be held by Lender as a reserve to fund future payments on such LC Guaranties and future drawings against such Letters of Credit. At such time as all LC Guaranties have been paid or terminated and all Letters of Credit have been drawn upon or expired, any amounts remaining in such reserve shall be applied against any outstanding Obligations, or, if all Obligations have been indefeasibly paid in full, returned to Borrower.

                10.4 REMEDIES CUMULATIVE; NO WAIVER. All covenants, conditions, provisions, warranties, guaranties, indemnities, and other undertakings of Borrower contained in this Agreement and the other Loan Documents, or in any document referred to herein or contained in any agreement supplementary hereto or in any schedule or in any Guaranty Agreement given to Lender or contained in any other agreement between Lender and Borrower, heretofore, concurrently, or hereafter entered into, shall be deemed cumulative to and not in derogation or substitution of any of the terms, covenants, conditions, or agreements of Borrower herein contained. The failure or delay of Lender to require strict performance by Borrower of any provision of this Agreement or to exercise or enforce any rights, Liens, powers, or remedies hereunder or under any of the aforesaid agreements or other documents or security or Collateral shall not operate as a waiver of such performance, Liens, rights, powers and remedies, but all such requirements, Liens, rights, powers, and remedies shall continue in full force and effect until all Loans and all other Obligations owing or to become owing from Borrower to Lender shall have been fully satisfied. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Event of Default by Borrower under this Agreement or any other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing specifying such suspension or waiver and is signed by a duly authorized representative of Lender and directed to Borrower.

SECTION 11. MISCELLANEOUS

        11.1 POWER OF ATTORNEY. Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) and Lender, or Lender's agent, may, without notice to Borrower and in either Borrower's or Lender's name, but at the cost and expense of Borrower:

                11.1.1 At such time or times upon or after the occurrence of a Default or an Event of Default as Lender or said agent, in its sole discretion, may determine, endorse Borrower's name on any checks, notes, acceptances, drafts, money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of Lender or under Lender's control.

                11.1.2 At such time or times upon or after the occurrence of an Event of Default as Lender or its agent in its sole discretion may determine: (i) demand payment of the Accounts from the Account Debtors, enforce payment of the Accounts by legal proceedings or otherwise, and generally exercise all of Borrower's rights and remedies with respect to the collection of the Accounts; (ii) settle, adjust, compromise, discharge or release any of the Accounts or other Collateral or any legal proceedings brought to collect any of the Accounts or other Collateral; (iii) sell or assign any of the Accounts and other Collateral upon such terms, for such amounts and at such time or times as Lender deems advisable; (iv) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (v) prepare, file and sign Borrower's name to a proof of claim in bankruptcy or similar document against any Account Debtor or to any notice of lien, assignment or satisfaction of lien or similar document in connection with any of the Collateral; (vi) receive, open and dispose of all mail addressed to Borrower and to notify postal authorities to change the address for delivery thereof to such address as Lender may designate; (vii) endorse the name of Borrower upon any of the items of payment or proceeds relating to any Collateral and deposit the same to the account of Lender on account of the Obligations; (viii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Accounts, Inventory and any other Collateral; (ix) use Borrower's stationery and sign the name of Borrower to verifications of the Accounts and notices thereof to Account Debtors; (x) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory, Equipment and any other Collateral; (xi) make and adjust claims under policies of insurance; and (xii) do all other acts and things necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement.

        11.2 INDEMNITY. Borrower hereby agrees to indemnify Lender and hold Lender harmless from and against any liability, loss, damage, suit, action or proceeding ever suffered or incurred by Lender (including reasonable attorneys fees and legal expenses) as the result of Borrower's failure to observe, perform or discharge Borrower's duties hereunder. In addition, Borrower shall defend Lender against and save it harmless from all claims of any Person with respect to the Collateral. Without limiting the generality of the foregoing, these indemnities shall extend to any claims asserted against Lender by any Person under any Environmental Laws or similar laws by reason of Borrower's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials or other toxic substances. Notwithstanding any contrary provision in this Agreement, the obligation of Borrower under this Section 11.2 shall survive the payment in full of the Obligations and the termination of this Agreement.

        11.3 MODIFICATION OF AGREEMENT; SALE OF INTEREST. This Agreement may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer any interest in this Agreement, any of the other Loan Documents, or any of the Obligations, or any portion thereof, including, without limitation, Borrower's rights, title, interests, remedies, powers, and duties hereunder or thereunder. Borrower hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement and any of the other Loan Documents, or of any portion hereof or thereof, including, without limitation, Lender's rights, title, interests, remedies powers, and duties hereunder or thereunder. Lender , will give Borrower prior notice of any such participation, sale, assignment, transfer or other disposition. In the case of an assignment, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were "Lender" hereunder and Lender shall be relieved of all obligations hereunder upon any such assignments. Borrower agrees that it will use its best efforts to assist and cooperate with Lender in any manner reasonably requested by Lender to effect the sale of participations in or assignments of any of the Loan Documents or any portion thereof or interest therein, including, without limitation, assisting in the preparation of appropriate disclosure documents. Borrower further agrees that Lender may disclose credit information regarding Borrower and its Subsidiaries to any potential participant or assignee.

        11.4 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        11.5 SUCCESSORS AND ASSIGNS. This Agreement, the Other Agreements and the Security Documents shall be binding upon and inure to the benefit of the successors and assigns of Borrower and Lender permitted under Section 11.3 hereof.

        11.6 CUMULATIVE EFFECT; CONFLICT OF TERMS. The provisions of the Other Agreements and the Security Documents are hereby made cumulative with the provisions of this Agreement. Except as otherwise provided in Section 3.2 hereof and except as otherwise provided in any of the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in direct conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

        11.7 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

        11.8 NOTICE. Except as otherwise provided herein, all notices, requests and demands to or upon a party hereto, to be effective, shall be in writing and shall be sent by certified or registered mail, return receipt requested, by personal delivery against receipt, by overnight courier or by facsimile and, unless otherwise expressly provided herein, shall be deemed to have been validly served, given or delivered immediately when delivered against receipt, one Business Day after deposit in the mail, postage paid, or with an overnight courier or, in the case of facsimile notice, when sent, addressed as follows:

       If to Lender:    Barclays Business Credit, Inc.
                        200 Glastonbury Boulevard
                        Glastonbury, CT 06033
                        Attention: Jeffrey P. Hoffman
                        Facsimile No.: (203) 657-7759

      With a copy to:   Brown, Rudnick, Freed & Gesmer
                        One Financial Center
                        Boston, MA 02111
                        Attention: Jeffery L. Keffer
                        Facsimile No.: (617) 439-3278

      If to Borrower:   Bird Incorporated
                        980 Washington Street
                        Dedham, MA 02026
                        Attention: Joseph M. Grigelevich, Jr.
                                     Treasurer
                        Facsimile No.: (617) 461-1618

       With a copy to:  Mintz, Levin, Cohn, Ferris,
                        Glovsky & Popeo
                        One Financial Center
                        Boston, MA 02111
                        Attention: Whitton E. Norris, III
                        Facsimile No.: (617) 542-2241

or to such other address as each party may designate for itself by notice given in accordance with this Section 11.8; PROVIDED, HOWEVER, that any notice, request or demand to or upon Lender pursuant to subsection 3.1.1 or 4.2.2 hereof shall not be effective until received by Lender.

        11.9 LENDER'S CONSENT. Whenever Lender's consent is required to be obtained under this Agreement, any of the Other Agreements or any of the Security Documents as a condition to any action, inaction, condition or event, Lender shall be authorized to give or withhold such consent in its reasonable discretion (unless this Agreement provides otherwise) and to condition its consent upon the giving of additional collateral security for the Obligations, the payment of money or any other matter.

        11.10 CREDIT INQUIRIES. Borrower hereby authorizes and permits Lender to respond to usual and customary credit inquiries from third parties concerning Borrower or any of its Subsidiaries.

        11.11 TIME OF ESSENCE. Time is of the essence of this Agreement, the Other Agreements and the Security Documents.

        11.12 ENTIRE AGREEMENT. This Agreement and the other Loan Documents, together with all other instruments, agreements and certificates executed by the parties in connection therewith or with reference thereto embody the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written.

        11.13 INTERPRETATION. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

        11.14 GOVERNING LAW; CONSENT TO FORUM. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED AT AND SHALL BE DEEMED TO HAVE BEEN MADE IN BOSTON, MASSACHUSETTS. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS: PROVIDED, HOWEVER, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN MASSACHUSETTS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF MASSACHUSETTS. AS PART OF THE CONSIDERATION FOR NEW VALUE RECEIVED, AND REGARDLESS OF ANY PRESENT OR FUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF BORROWER OR LENDER, BORROWER HEREBY CONSENTS AND AGREES THAT THE SUPERIOR COURT OF SUFFOLK COUNTY, MASSACHUSETTS, OR, AT LENDER'S OPTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND LENDER PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. BORROWER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF BORROWER'S ACTUAL RECEIPT THEREOF OR 3
DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.    NOTHING IN
THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY LENDER OF ANY JUDGMENT OR

ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

        11.15 WAIVERS BY BORROWER. BORROWER WAIVES (i) THE RIGHT TO TRIAL BY JURY (WHICH LENDER HEREBY ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL: (ii) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON PAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO IN THIS REGARD;
(iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISEMENT AND EXEMPTION LAWS; AND (v) NOTICE OF ACCEPTANCE HEREOF. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        11.16 PREJUDGMENT REMEDIES. BORROWER HEREBY WAIVES SUCH RIGHTS AS IT MAY HAVE TO NOTICE AND/OR HEARING UNDER ANY APPLICABLE FEDERAL OR STATE LAWS INCLUDING, WITHOUT LIMITATION, CONNECTICUT GENERAL STATUTES SECTIONS 52-278A, ET-SEQ., AS AMENDED, PERTAINING TO THE EXERCISE BY LENDER OF SUCH RIGHTS AS THE LENDER MAY HAVE INCLUDING, BUT NOT LIMITED TO, THE RIGHT TO SEEK PREJUDGMENT REMEDIES AND/OR DEPRIVE BORROWER OF OR AFFECT THE USE OF OR POSSESSION OR ENJOYMENT OF BORROWER'S PROPERTY PRIOR TO THE RENDITION OF A FINAL JUDGMENT AGAINST THE BORROWER. THE BORROWER FURTHER WAIVES ANY RIGHT IT MAY HAVE TO REQUIRE LENDER TO PROVIDE A BOND OR OTHER SECURITY AS A PRECONDITION TO OR IN CONNECTION WITH ANY PREJUDGMENT REMEDY SOUGHT BY LENDER.

        IN WITNESS WHEREOF, this Agreement has been duly executed in Boston, Massachusetts, on the day and year specified at the beginning of this Agreement.

ATTEST:                                 BIRD INCORPORATED
                                        ("Borrower")


                                        By
------------------------------          --------------------------------
Clerk                                     Title
[CORPORATE SEAL]                               -------------------------

                                        Accepted in        ,            :
                                                    -------  -----------

                                        BARCLAYS BUSINESS CREDIT, INC.
                                        ("Lender")

                                        By
                                        --------------------------------
                                          Title
                                               -------------------------

                                  APPENDIX A

                             GENERAL DEFINITIONS

        When used in the Loan and Security Agreement dated as of November 30, 1994, by and between Barclays Business Credit, Inc. and Bird Incorporated, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

        ACCOUNT DEBTOR - any Person who is or may become obligated under or on account of an Account.

        ACCOUNTS - all accounts, contract rights, chattel paper, instruments and documents, whether now owned or hereafter created or acquired by Borrower or in which Borrower now has or hereafter acquired any interest.

        ADJUSTED NET EARNINGS FROM OPERATIONS - with respect to any fiscal period, means the net earnings (or loss) after provision for income taxes for such fiscal period of Borrower, as reflected on the financial statement of Borrower supplied to Lender pursuant to subsection 8.1.3 of the Agreement, but excluding:

                (i) any gain or loss arising from the sale of capital assets;

               (ii) any gain arising from any write-up of assets;

              (iii) earnings of any Subsidiary of Borrower accrued prior to the date it became a Subsidiary;

               (iv) earnings of any corporation, substantially all the assets of which have been acquired in any manner by Borrower, realized by such corporation prior to the date of such acquisition;

                (v) net earnings of any business entity (other than a Subsidiary of Borrower) in which Borrower has an ownership interest unless such net earnings shall have actually been received by Borrower in the form of cash distributions;

               (vi) any portion of the net earnings of any Subsidiary of Borrower which for any reason is unavailable for payment of dividends to Borrower;

              (vii) the earnings of any Person to which any assets of Borrower shall have been sold, transferred of disposed of, or into which Borrower shall have merged, or been a party to any consolidation or other form of reorganization, prior to the date of such transaction;

                (viii) any gain arising from the acquisition of any Securities of Borrower; and

                (ix) any non-cash gain or loss arising from extraordinary or non-recurring items.

        ADJUSTED TANGIBLE ASSETS - all assets except: (i) any surplus resulting from any write-up of assets subsequent to September 30, 1994;
(ii) deferred assets, other than prepaid insurance and prepaid taxes; (iii) patents, copyrights, trademarks, trade names, non-compete agreements, franchises and other similar intangibles; (iv) goodwill, including any amounts, however designated on a Consolidated balance sheet of a Person or its Subsidiaries, representing the excess of the purchase price paid for assets or stock over the value assigned thereto on the books of such Person; (v) Restricted Investments; (vi) unamortized debt discount and expense; (vii) assets located and notes and receivables due from obligors outside of the United States of America; and (viii) Accounts, notes and other receivables due from Affiliates or employees.

        ADJUSTED TANGIBLE NET WORTH - at any date means a sum equal to:

                (i) the net book value (after deducting related
        depreciation, obsolescence, amortization, valuation, and other proper reserves) at which the Adjusted Tangible Assets of a Person would be shown on a balance sheet at such date in accordance with GAAP, minus
              -----

               (ii) the amount at which such Person's liabilities (other than capital stock and surplus) would be shown on such balance sheet in accordance with GAAP, and including as liabilities all reserves for contingencies and other potential liabilities.

        AFFILIATE - a Person (other than a Subsidiary): (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Person; (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of a Person; or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by a Person or a Subsidiary of a Person.

        AGREEMENT - the Loan and Security Agreement referred to in the first sentence of this Appendix A, all Exhibits thereto and this Appendix A.

        APPLICABLE INVENTORY RATE - the following percentages with respect to the respective types of Eligible Inventory:


             Type of
             -------
        Eligible Inventory                        Percentage
        ------------------                        ----------
        Raw Materials                                60%

        Vinyl Products Finished Goods                60%

        Roofing Materials Finished Goods             70%



        AVAILABILITY - the amount of money which Borrower is entitled to borrow from time to time as Revolving Credit Loans, such amount being the difference derived when the sum of the principal amount of Revolving Credit Loans then outstanding (including any amounts which Lender may have paid for the account of Borrower pursuant to any of the Loan Documents and which have not been reimbursed by Borrower) and the LC Amount is subtracted from the Borrowing Base. If the amount outstanding is equal to or greater than the Borrowing Base, Availability is 0.

        AVERAGE LOAN BALANCE - for any month, the amount obtained by adding the unpaid balance of the Revolving Credit Loans and Term Loans owing by Borrower to Lender at the end of each day for each day during the month in question and by dividing such sum by the number of days in such month.

        BEGC - Bird Environmental Gulf Coast, Inc., a Texas corporation, of which BET owns eighty percent (80%) of the capital stock, and its successors and assigns.

        BET - Bird Environmental Technology, Inc., a Delaware corporation and Subsidiary of Borrower, and its successors and assigns.

        BANK - Shawmut Bank Connecticut, N.A.

        BANKRUPTCY CODE - the Bankruptcy Reform Act of 1978, as amended and restated from time to time, and codified as in U.S.C. [SECTION] 101 et. seq.

        BASE RATE - the rate of interest generally announced or quoted by Bank from time to time as its base rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers; and if such base rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

        BORROWING BASE - as at any date of determination thereof, an amount equal to the lesser of:

                        (i) $39,000,000 minus the unpaid principal
                balance of the Term Loans at such date; or

                       (ii) an amount equal to:

                                 (a)     85% of the net amount of Eligible
                Accounts outstanding at such date;

                                     PLUS

                                 (b)     the lesser of $10,000,000 or 70% of
                the net amount of Eligible Deferred Accounts outstanding on such date;

                                     PLUS

                                 (c)     the lesser of (1) $10,000,000 or (2)
                the Applicable Eligible Inventory Advance Rate of the value of Eligible Inventory at such date calculated on the basis of the lower of cost or market with the cost of raw materials and finished goods calculated on a first-in, first-out basis.

                                 For purposes hereof, the net amount of
                Eligible Accounts at any-time shall be the face amount of such Eligible Accounts less any and all returns, rebates, discounts (which may, at Lender's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Accounts at such time.

        BUSINESS DAY - any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the Commonwealth of Massachusetts, State of Connecticut or the State of Illinois or is a day on which banking institutions located in any of such states are closed. The Borrowing Base will be determined from time to time by Lender based upon the reports and information furnished under Sections 6.2 and 6.3 hereof.

        CAPITAL EXPENDITURES - expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations.

        CAPITALIZED LEASE OBLIGATION - any Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

        CASH FLOW - for any period, means Borrower's Consolidated (i) Adjusted Net Earnings from Operations for such period, PLUS

(ii) depreciation and amortization expenses for such period, MINUS (iii) Fixed Charges, MINUS (iv) non-financed Capital Expenditures, MINUS (v) Distributions.

        CLOSING DATE - the date on which all of the conditions precedent in
Section 9 of the Agreement are satisfied and the initial Loan is made or the initial Letter of Credit or LC Guaranty is issued under the Agreement.

        CODE - the Uniform Commercial Code as adopted and in force in the Commonwealth of Massachusetts, as from time to time in effect.

        COLLATERAL - all of the Property and interests in Property described in Section 5 of the Agreement, and all other Property and interests in Property that now or hereafter secure the payment and performance of any of the Obligations.

        CONSOLIDATED - the consolidation in accordance with GAAP of the accounts or other items as to which such term applies.

        CURRENT ASSETS - at any date means the amount at which all of the current assets of a Person would be properly classified as current assets shown on a balance sheet at such date in accordance with GAAP except that amounts due from Affiliates and investments in Affiliates shall be excluded therefrom.

        CURRENT LIABILITIES - at any date means the amount at which all of the current liabilities of a Person would be properly classified as current liabilities on a balance sheet at such date in accordance with GAAP.

          DEFAULT - an event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, become an Event of Default.

          DEFAULT RATE - as defined in subsection 2.1.2 of the Agreement.

          DISTRIBUTION - in respect of any corporation means and includes: (i) the payment of any dividends or other distributions on capital stock of the corporation (except distributions in such stock) and (ii) the redemption or acquisition of Securities unless made contemporaneously from the net proceeds of the sale of Securities.

          DOMINION ACCOUNT - a special account of Lender established by Borrower pursuant to the Agreement at a bank selected by Borrower, but acceptable to Lender in its reasonable discretion, and over which Lender shall have sole and exclusive access and control for withdrawal purposes.

        ELIGIBLE ACCOUNT - an Account arising in the ordinary course of Borrower's business from the sale of goods or rendition of services which Lender, in its sole credit judgment, deems to be an Eligible Account. Without limiting the generality of the foregoing, no Account shall be an Eligible Account- if:

                (i) it arises out of a sale made by Borrower to a Subsidiary or an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower; or

               (ii) it is unpaid for more than 60 days after the original due date shown on the invoice; or

              (iii) it is due or unpaid more than 120 days after the original invoice date; or

               (iv) 50% or more of the Accounts from the Account Debtor are not deemed Eligible Accounts hereunder; or

                (v) the total unpaid Accounts of the Account Debtor exceed 20% of the net amount of all Eligible Accounts, to the extent of such excess; or

               (vi) any covenant, representation or warranty contained in the Agreement with respect to such Account has been breached; or

              (vii) the Account Debtor is also Borrower's creditor or supplier, or the Account Debtor has disputed liability with respect to such Account, or the Account Debtor has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

             (viii) the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be Solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

               (ix) it arises from a sale to an Account Debtor outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

                (x) it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

               (xi) the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless Borrower assigns its right to payment of such Account to Lender, in a manner satisfactory to Lender, so as to comply with the Assignment of Claims Act of 1940 (31 U.S.C. [SECTION]203 ET SEQ., as amended); or

              (xii) the Account is subject to a Lien other than a Permitted Lien; or

             (xiii) the goods giving rise to such Account have not been delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by Borrower and accepted by the Account Debtor or the Account otherwise does not represent a final sale; or

              (xiv) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

               (xv) Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

              (xvi) Borrower has made an agreement with the Account Debtor to extend the time of payment thereof except for agreements entered into in conformity with a dating program reasonably satisfactory to Lender.

        ELIGIBLE DEFERRED ACCOUNT - an Account that otherwise satisfies all the criteria for an Eligible Account, except that the Account is subject to Borrower's deferral program as in effect on the Closing Date and it is not unpaid for more than 60 days after the due date established pursuant to Borrower's deferral program to but not to exceed 120 days after the original invoice date thereof provided, that such Account shall be deemed to be an Eligible Account only to the extent that it is due and not subject to any credit or guarantee from the Borrower.

        ELIGIBLE INVENTORY - such Inventory of Borrower (other than packaging materials and supplies) which Lender, in its sole credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if:

                (i) it iS not raw materials or finished goods, or work-in-process that is, in Lender's opinion,. readily marketable in its current form; or

               (ii) it is not in good, new and saleable condition; or

              (iii) it is slow-moving, obsolete or unmerchantable; or

               (iv) it does not meet all standards imposed by any governmental agency or authority; or

                (v) it does not conform in all respects to the warranties and representations set forth in the Agreement,

               (vi) it is not at all times subject to Lender's duly perfected, first priority security interest and no other Lien except a Permitted Lien; or

              (vii) it is not situated at a location in compliance with the Agreement or is in transit.

        ENVIRONMENTAL LAWS - all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety and environmental matters.

        EQUIPMENT - all machinery, apparatus, equipment, fittings, furniture fixtures motor vehicles and other tangible personal Property (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower or in which Borrower has an interest, whether now owned or hereafter acquired by Borrower and wherever located, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

        ERISA - a the Employee Retirement Income Security Act of 1974, as amended, and all rules and regulations from time to time promulgated thereunder.

        EVENT OF DEFAULT - as defined in Section 10.1 of the Agreement.

        FIXED CHARGES - for any accounting period, the sum of: (i) scheduled principal payments required to be made during such period in respect to Indebtedness, plus (ii) Capital Expenditures not financed by borrowings under any other financing arrangement otherwise permitted hereunder during any such period, all determined in accordance with GAAP.

        GAAP - generally accepted account principles in the United States of America in effect from time to time.

        GENERAL INTANGIBLES - all personal property of Borrower (including things in action) other than goods, Accounts, chattel paper, documents, instruments and money, whether now owned or hereafter created or acquired by Borrower.

        GUARANTORS - the Parent and each Subsidiary and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations.

        GUARANTY AGREEMENTS - the Continuing Guaranty Agreements which are to be executed by each Guarantor in form and substance satisfactory to Lender.

        INDEBTEDNESS - as applied to a Person means, without duplication

                (i) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized
        Lease Obligations,

               (ii) all obligations of other Persons which such Person has guaranteed,

              (iii) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person including obligations for letters of credit which have been drawn upon, and

               (iv) in the case of Borrower (without duplication), the Obligations.

        INTEREST EXPENSE - with respect to any fiscal period, the interest expense incurred for such period as determined in accordance with GAAP plus the Letter of Credit and LC Guaranty fees owing for such period.

        INVENTORY - all of Borrower's inventory, whether now owned or hereafter acquired including, but not limited to, all goods intended for sale or lease by Borrower, or for display or demonstration; all work in process; all raw materials, including but not limited to, all sand, gravel, stone and rhyolite granulars and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, printing, packing, shipping, advertising, selling, leasing or furnishing of such goods or otherwise used or consumed in Borrower's business; and all documents evidencing and General Intangibles relating to any of the foregoing, whether now owned or hereafter acquired by Borrower.

        KENSINGTON - Kensington Partners, a Pennsylvania general partnership, and its successors and assigns.

        LC AMOUNT - at any time, the aggregate undrawn face amount of all Letters of Credit and LC Guaranties then outstanding.

        LC GUARANTY - any guaranty pursuant to which Lender or any Affiliate of Lender shall guaranty the payment or performance by Borrower of its reimbursement obligation under any letter of credit.

        LETTER OF CREDIT - any letter of credit issued by Lender or any of Lender's Affiliates for the account of Borrower.

        LIEN - any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on common law, statute or contract. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purpose of the Agreement, Borrower shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

        LOAN ACCOUNT - the loan account established on the books of Lender pursuant to Section 3.6 of the Agreement.

        LOAN DOCUMENTS - the Agreement, the Other Agreements and the Security Documents.

        LOANS - all loans and advances of any kind made by Lender pursuant to the Agreement.

        MONEY BORROWED - means (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented bynotes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute

Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

        MORTGAGES - the mortgage, security agreement and financing statements to be executed by Borrower and Guarantors on or about the Closing Date in favor of Lender and by which Borrower shall grant and convey to Lender, as security for the Obligations, a Lien upon the real Property of Borrower and/or Guarantors located at Norwood, Massachusetts, Walpole, Massachusetts; Barnstable, Massachusetts; Franklin Massachusetts; Wrentham, Massachusetts; and Bardstown, Kentucky.

        MULTIEMPLOYER PLAN - has the meaning set forth in Section 4001(a)(3) of ERISA.

        NET WORTH - at any date of determination thereof, (i) the aggregate amount of all assets of Borrower and its Subsidiaries on a Consolidated basis as may be properly classified as such, less (ii) the aggregate amount of all liabilities of Borrower [and its Subsidiaries on a Consolidated basis], all as determined in accordance with GAAP.

        OBLIGATIONS - all Loans and all other advances, debts, liabilities, obligations, covenants and duties, together with all interest, fees and other charges thereon, owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under the Agreement or any of the other Loan Documents or otherwise whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired.

        ORIGINAL TERM - as defined in Section 4.1 of the Agreement.

        OTHER AGREEMENTS - any and all agreements, instruments and documents (other than the Agreement and the Security Documents), heretofore, now or hereafter executed by Borrower, any Subsidiary of Borrower or any other third party and delivered to Lender in respect of the transactions contemplated by the Agreement.

        OVERADVANCE - the amount, if any, by which the outstanding principal amount of Revolving Credit Loans plus the LC Amount exceeds the Borrowing Base.

        PARENT - Bird Corporation, a Massachusetts corporation and its successors and assigns.

        PARTICIPATING LENDER - each Person who shall be granted the right by Lender to participate in any of the Loans described in the Agreement and who shall have entered into a participation agreement in form and substance satisfactory to Lender.

        PERMITTED LIENS - any Lien of a kind specified in subsection 8.2.5 of the Agreement.

        PERMITTED PURCHASE MONEY INDEBTEDNESS - Purchase Money indebtedness of Borrower incurred after the date hereof which is secured by a Purchase Money Lien and which, when aggregated with the principal amount of all other such Indebtedness and Capitalized Lease Obligations of Borrower at the time outstanding, does not exceed $2,000,000 on the Closing Date and not more than $2,000,000 incurred in each fiscal year of the Borrower thereafter. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

        PERSON - an individual, partnership, corporation, limited liability company, joint stock company, land trust, business trust, or unincorporated organization, or a government or agency or political subdivision thereof.

        PLAN - an employee benefit plan now or hereafter maintained for employees of Borrower that is covered by Title IV of ERISA.

        PROJECTIONS - Borrower's forecasted Consolidated and consolidating (a) balance sheets, (b) profit and loss statements, (c) cash flow statements, and
(d) capitalization statements all , prepared on a consistent basis with Borrower's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

        PROPERTY - any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

        PURCHASE MONEY INDEBTEDNESS - means and includes (i) Indebtedness (other than the Obligations) for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

        PURCHASE MONEY LIEN - a Lien upon fixed assets which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien.

        RENTALS - as defined in subsection 8.2.12 of the Agreement.

        RENEWAL TERMS - as defined in Section 4.1 of the Agreement.

        REPORTABLE EVENT - any of the events set forth in Section 4043(b) of ERISA.

        RESTRICTED INVESTMENT - any investment made in cash or by delivery of Property to any Person, whether by acquisition of stock, Indebtedness or other obligation or Security, or by loan, advance or capital contribution, or otherwise, or in any Property except the following:

                (i) investments in one or more Subsidiaries of Borrower to the extent existing on the Closing Date;

               (ii)  Property to be used in the ordinary course of business;

              (iii) Current Assets arising from the sale of goods and services in the ordinary course of business of Borrower and its Subsidiaries;

               (iv) investments in direct obligations of the United States of America, or any agency thereof or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof;

                (v) investments in certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or any state thereof having capital surplus and undivided profits aggregating at least $100,000,000; and

               (vi) investments in commercial paper given the highest rating by a national credit rating agency and maturing not more than 270 days from the date of creation thereof.

        REVOLVING CREDIT LOAN - a Loan made by Lender as provided in Section 2.1 of the Agreement.

        SAN LEON FACILITY - the waste processing facility owned by BAGC located in San Leon, Texas.

        SCHEDULE OF ACCOUNTS - as defined in subsection 6.4.1 of the Agreement.

        SEASONAL OVERADVANCE - a Revolving Credit Loan made pursuant to subsection 1.1.2.

        SECURITY - shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

        SECURITY DOCUMENTS - the Guaranty Agreements, the Mortgages, Trademark Collateral Assignment and Security Agreement, Patent Collateral Assignment and Security Agreement, Collateral Assignment of Licenses, Permits and Contracts, Collateral Assignments of Leases and Rents, Environmental Indemnities, Pledge and Security Agreements, and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations.

        SOLVENT - as to any Person, such Person (i) owns Property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent debts), (ii) is able to pay all of its Indebtedness as such Indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

        STOCKHOLDER'S EQUITY - at any date, the sum of Borrower's stated capital, paid-in surplus and retained earnings, less treasury stock, all as determined in accordance with GAAP, and specifically not including any reevaluation surplus.

        SUBORDINATED DEBT - Indebtedness of Borrower that is subordinated to the Obligations in a manner satisfactory to Lender.

        SUBORDINATION AGREEMENT - a Subordination Agreement among Borrower, Lender and the holder of any Subordinated Debt, in form and substance satisfactory to Lender.

        SUBSIDIARY - any corporation, partnership, joint venture or other entity of which a Person owns, directly or indirectly through one or more intermediaries, 50% or more of the Voting Stock at the time of determination.

        TERM LOANS - the Loans described in subsections 1.2.1 and 1.2.2 of the Agreement.

        TERM NOTES - the Secured Promissory Notes to be executed by Borrower on or about the Closing Date in favor of Lender to evidence the Term Loans which shall be in the form of EXHIBITS A-1 AND A-2 to the Agreement.

        TOTAL CREDIT FACILITY - $39,000,000.

        TOTAL LIABILITIES - at any date means all amounts properly classified as liabilities on a balance sheet at such date in accordance with GAAP, plus all reserves for contingencies.

        VINYL PRODUCTS DIVISION - the vinyl products manufacturing operation of Borrower which is primarily located in Bardstown, Kentucky.

        VOTING STOCK - Securities of any class or classes of a corporation, partnership, joint venture or other legalentity the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

        WORKING CAPITAL - at any date means Current Assets minus Current Liabilities.

        OTHER TERMS. All other terms contained in the Agreement shall have, when the context so indicates, the meanings provided for by the Code to the extent the same are used or defined therein.

        CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to the Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. The section titles, table of contents and list of exhibits appear as a matter of convenience only and shall not affect the interpretation of the Agreement. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any of the Loan Documents shall include any and all modifications thereto and any and all extensions or renewals thereof.